                                                                     EXHIBIT 3.1

                                                              FILED
                                                       STATE OF WASHINGTON
                                                           JUL 28 1999
                                                           RALPH MUNRO
                                                       SECRETARY OF STATE



                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                      INTERNAP NETWORK SERVICES CORPORATION


        Pursuant to the provisions of RCW 23B.10 of the Washington Business Corporation Act, InterNAP Network Services Corporation, a Washington corporation, (the "Corporation") hereby adopts the following amendment to its articles of incorporation:

        FIRST: Part A of Article II of the articles of incorporation, setting forth the authorized capital stock of the Corporation, is amended to read in its entirety as follows:

        "(A) AUTHORIZED CAPITAL. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Three Hundred Fifty Million Sixty-Nine Thousand Six Hundred Fifteen (350,069,615) shares, each with a par value of $0.001 per share. Three Hundred Million (300,000,000) shares shall be Common Stock and Fifty Million Sixty-Nine Thousand Six Hundred Fifteen (50,069,615) shares shall be Preferred Stock."

        SECOND: The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

        THIRD: The amendment was adopted on July 21, 1999 by the shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

        FOURTH: These Articles of Amendment will become effective upon filing.



             [The remainder of this page intentionally left blank.]

        The undersigned hereby certifies that he is an officer of the corporation and is authorized to execute these Articles of Amendment on behalf of the Corporation.


        EXECUTED this 27th day of July, 1999.


                                  INTERNAP NETWORK SERVICES CORPORATION


                                  By:          /s/ Paul E. McBride
                                      ------------------------------------------
                                      Paul E. McBride
                                      Vice President and Chief Financial Officer

                             ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                      INTERNAP NETWORK SERVICES CORPORATION


        Pursuant to the provisions of RCW 23B.10 of the Washington Business Corporation Act, InterNAP Network Services Corporation, a Washington corporation, (the "Corporation") hereby adopts the following articles of amendment to its articles of incorporation:

        FIRST: Part A of Article II of the articles of incorporation, setting forth the authorized capital stock of the Corporation, is amended to read in its entirety as follows:

"(A) AUTHORIZED CAPITAL. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Fifty Million Sixty-Nine Thousand Six Hundred Fifteen (150,069,615) shares, each with a par value of $0.001 per share. One Hundred Million (100,000,000) shares shall be Common Stock and Fifty Million Sixty-Nine Thousand Six Hundred Fifteen (50,069,615) shares shall be Preferred Stock."

        SECOND: Part C of Article II of the articles of incorporation, setting forth the rights, preferences and restrictions of Preferred Stock, is amended to read in its entirety as set forth on Exhibit A attached and made a part hereof.

        THIRD: The amendments do not provide for an exchange, reclassification or cancellation of any issued shares.

        FOURTH: The foregoing amendments of the articles of incorporation were adopted on January 26, 1999.

        FIFTH: The amendments were duly approved by the shareholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.


                                       1.

        EXECUTED this 26 day of January, 1999.


                                    INTERNAP NETWORK SERVICES CORPORATION


                                    By: /s/ ANTHONY C. NAUGHTIN
                                        ---------------------------------------
                                        Anthony C. Naughtin
                                        President and CEO


                                       2.

                                    Exhibit A

       DECLARATION OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF
 SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK

        (c) RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK. The first series of Preferred Stock shall be designated "SERIES A PREFERRED STOCK" and shall consist of six million six hundred sixty-six thousand six hundred sixty-seven (6,666,667) shares. The second series of Preferred Stock shall be designated "SERIES B PREFERRED STOCK" and shall consist of thirteen million seven hundred seventy three thousand three hundred eighteen (13,773,318) shares. The third series of Preferred Stock shall be designated "SERIES C PREFERRED STOCK" and shall consist of twenty nine million six hundred twenty-nine thousand six hundred thirty (29,629,630) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are as set forth below in this Part C of Article II.

        1. DIVIDEND PROVISION. The holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of the Corporation, (i) at the rate of eight percent (8%) per share per annum of the Original Series A Issue Price (as defined below) on each share of Series A Preferred Stock, (ii) at the rate of eight percent (8%) per share per annum of the Original Series B Issue Price (defined below) on each share of Series B Preferred Stock, and at the rate of eight percent (8%) per share per annum of the Original Series C Issue Price (defined below) on each share of Series C Preferred Stock payable when, as and if declared by the Board of Directors. Dividends to holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be payable in preference and priority to any payment of any dividend on Common Stock of the Corporation. Payments of any dividends to the holders of the Series B Preferred Stock and Series C Preferred Stock shall be made pro rata, on an equal priority, pari passu basis, according to their respective dividend rates as set forth herein. No dividends or distributions shall be made with respect to the Series A Preferred Stock or Common Stock, other than those payable solely in Common Stock, until all dividends on the Series B Preferred Stock and Series C Preferred Stock at the rates specified have been paid or declared and set apart. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until all dividends on the Series A Preferred Stock have been paid or declared and set apart. Dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock unless declared by the Board of Directors.

        2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation (whether voluntary or involuntary), distributions to the stockholders of the Corporation shall be made in the following manner:

                (a) The holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock or Common Stock


                                       1.

by reason of their ownership of such stock, an amount equal to (i) $0.60 per share (the "Original Series B Issue Price") for each share of Series B Preferred Stock then held by them, adjusted for any stock dividends, combinations or splits of such shares plus any declared but unpaid dividends and (ii) $1.08 per share (the "Original Series C Issue Price") for each share of Series C Preferred Stock then held by them, adjusted for any stock dividends, combinations or splits of such shares plus any declared but unpaid dividends. If the assets and funds thus distributed among the holders of the Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series B Preferred Stock and Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. The right of holders of Series B Preferred Stock and Series C Preferred Stock to receive a distribution pursuant to this Section 2(a) shall also apply to an event described in Section 2(d) below if so elected as provided therein, in which event the distribution to holders of Series B Preferred Stock and Series C Preferred Stock shall be limited to the amount provided for in this
Section 2.

                (b) The holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to (i) $0.102 per share (the "Original Series A Issue Price") for each share of Series A Preferred Stock then held by them, adjusted for any stock dividends, combinations or splits of such shares plus any declared but unpaid dividends. If the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                (c) Upon the completion of the distribution required by Sections 2(a) and (b) above the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock).

                (d) For purposes of this Section 2, unless otherwise agreed by the holders of a majority of the Series B Preferred Stock and sixty percent (60%) of the Series C Preferred Stock (each voting as a separate series), a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected for the purpose of changing the domicile of the Corporation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation; or (ii) a sale of all or substantially all of the assets of the Corporation.


                                       2.

                (e) In any of the events specified in Section 2(d) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                        (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                                (A)     If traded on a securities exchange or
the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing of such acquisition or sale;

                                (B)     If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid prices over the thirty-day period ending three (3) days prior to the closing of such acquisition or sale; and

                                (C)     If there is no active public market, the
value shall be the fair market value thereof, as determined in good faith by the Corporation's Board of Directors.

                        (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Corporation's Board of Directors.

                (f) The Corporation shall give each holder of record of Series B Preferred Stock and Series C Preferred Stock written notice of any such impending acquisition or sale not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such acquisition or sale, whichever is earlier, and shall also notify such holders in writing of the final approval of such acquisition or sale. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Preferred Stock and Series C Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock and Series C Preferred Stock.

        3. CONVERSION. The holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                (a) RIGHT TO CONVERT. Subject to Section 3(c)(i), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price for the Series A Preferred Stock by the Conversion


                                       3.

Price applicable to the Series A Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Subject to Section 3(c)(i), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price for the Series B Preferred Stock by the Conversion Price applicable to the Series B Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Subject to Section 3(c)(i), each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series C Issue Price for the Series C Preferred Stock by the Conversion Price applicable to the Series C Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be the Series A Original Issue Price, the initial Conversion Price per share of Series B Preferred Stock shall be the Series B Original Issue Price, and the initial Conversion Price per share of Series C Preferred Stock shall be the Series C Original Issue Price; provided, however, that the Conversion Price for each series of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment as set forth in Section 3(d),
(e) and (g).

                (b)     AUTOMATIC CONVERSION.

                        (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares (A) immediately upon the closing of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.20 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and which results in aggregate cash proceeds to the Corporation of not less than $7,000,000 (net of underwriting discounts and commissions), (B) on such date on which fewer than 1,333,333 Shares of Series A Preferred Stock remain outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations) or (C) on such date as is specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

                        (ii) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares (A) immediately upon the closing of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.20 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and which results in aggregate cash proceeds to the Corporation of not less than $7,000,000 (before deduction of underwriting discounts and commissions), (B) on such date on which fewer than 2,185,609 Shares of Series B Preferred Stock remain outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations) or (C) on such date specified by


                                       4.

written consent or agreement of the holders of sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Series B Preferred Stock.

                        (iii) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares (A) immediately upon the closing of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $3.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and which results in aggregate cash proceeds to the Corporation of not less than $20,000,000 (before deduction of underwriting discounts and commissions), or (B) on such date specified by written consent or agreement of the holders of sixty percent (60%) of the then outstanding shares of Series C Preferred Stock.

                (c)     MECHANICS OF CONVERSION.

                        (i) Before any holder of Series A, B or C Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A, B or C Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, B or C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, B or C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date and any declared and unpaid dividends on such shares being converted shall be paid promptly.

                        (ii)    Upon the occurrence of an event specified in
Section 3(b) above, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A, B or C Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A, B or C Preferred Stock, as applicable, the holders of such Series A, B or C Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for such Series A, B or C Preferred Stock. Thereupon, there


                                       5.

shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A, B or C Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends on such shares being converted shall be paid promptly.

                (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES.

                        (i)     SPECIAL DEFINITIONS. For purposes of this
Section 3(d), the following definitions shall apply:

                                (A)     "ADDITIONAL STOCK" shall mean any shares
of Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(ii)(F)) by the Corporation after the Purchase Date (as defined below) with respect to the applicable series) other than

                                        (1)     Common Stock issued pursuant to
a transaction described in subsection 3(e)(i) hereof,

                                        (2)     shares of Common Stock (and/or
options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the entire Board of Directors;

                                        (3)     Capital stock, or options or
warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or any similar transactions approved by a majority of the entire Board of Directors,

                                        (4)     Shares of Common Stock or
Preferred Stock issuable upon exercise of warrants outstanding as of the date of filing of these Articles of Incorporation,

                                        (5)     Capital stock or warrants or
options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by a majority of the entire Board of Directors of the Corporation,

                                        (6)     Shares of Common Stock issued
upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and

                                        (7)     Shares of Common Stock issued in
a public offering prior to or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be converted to Common Stock.


                                       6.

                        (ii) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment from time to time as follows:

                                (A)     If the Corporation shall issue, after
the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this clause (ii)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding plus the number of shares of such Additional Stock; provided that for the purpose of calculating the respective Conversion Prices for Series A Preferred Stock and Series B Preferred Stock pursuant to this subsection, all shares of Common Stock issuable upon exercise of outstanding options and warrants and/or upon conversion of outstanding convertible securities (including outstanding Preferred Stock), shall be deemed to be outstanding, and immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed to be outstanding; and provided further that for the purpose of calculating the Conversion Price for Series C Preferred Stock pursuant to this subsection, all shares of Common Stock issuable upon conversion of outstanding Preferred Stock, shall be deemed to be outstanding, and immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed to be outstanding.

                                (B)     No adjustment of the Conversion Price
for the Preferred Stock shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subparagraphs (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(ii) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                (C)     In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                (D)     In the case of the issuance of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.


                                       7.

                                (E)     In the case of the issuance (whether
before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(ii) and Section 3(e):

                                        (1)     The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(ii)(C) and (d)(ii)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                         (2)     The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3(d)(ii)(C) and (d)(iii)(D)).

                                         (3)     In the event of any change in
the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights, or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                         (4)     Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, to the


                                       8.

extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                         (5)     The number of shares of Common
Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(ii)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(ii)(E)(3) or (4).

                (e) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i) In the event the Corporation should at any time or from time to time after the respective Purchase Dates of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 3(d)(ii)(E).

                        (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                (f) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3(e), then, in each such case for the purpose of this Section 3(f), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their


                                       9.

shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                (g) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the applicable Conversion Price then in effect with respect to the Preferred Stock and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                (h) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                (i)     NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                        (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined in good faith by the Board of Directors) on the date of conversion.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for the Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.


                                      10.

                (j) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these Articles of Incorporation.

                (l)     NOTICES. Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

        4.      VOTING RIGHTS.

                (a) The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be convened) shall be rounded to the nearest whole number (with one-half being rounded upward).

                (b) The holders of Preferred Stock shall have no class voting rights except as explicitly provided in these Articles of Incorporation or by applicable law.


                                      11.

        5.      PROTECTIVE PROVISIONS.

                (a) So long as at least 1,333,333 shares of Series A Preferred Stock are outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations), the Corporation shall not without first obtaining the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock amend or repeal a provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect such shares adversely.

                (b) So long as at least 2,185,609 shares of Series B Preferred Stock are outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations), the Corporation shall not without first obtaining the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock:

                        (i) amend or repeal a provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect such shares adversely;

                        (ii) take any other action that would alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect such shares adversely;

                        (iii) authorize or issue capital stock that is, or reclassify any series of stock to be, senior to or on parity with the Series B Preferred Stock;

                        (iv) increase or decrease the authorized number of shares of Series B Preferred Stock;

                        (v) take any action that results in the redemption or repurchase of any shares of Common Stock or Preferred Stock (other than pursuant to equity incentive agreements with employees, consultants and service providers giving the Corporation the right to repurchase shares upon termination of services);

                        (vi) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, provided that this Section 5(b)(vi) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation; or

                        (vii)   change the principal business of the
Corporation.

                (c) So long as at least 1,000,000 shares of Series C Preferred Stock are outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations), the Corporation shall not without first obtaining the approval of the holders of a sixty percent (60%) of the then outstanding shares of Series C Preferred Stock:


                                      12.

                        (i) amend or repeal a provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect such shares adversely;

                        (ii) take any other action that would alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect such shares adversely;

                        (iii) authorize or issue capital stock that is, or reclassify any series of stock to be, senior to or on parity with the Series C Preferred Stock;

                        (iv) increase or decrease the authorized number of shares of Series C Preferred Stock;

                        (v) increase the number of directors on the Board of Directors to more than seven (7);

                        (vi) take any action that results in the redemption or repurchase of any shares of Common Stock or Preferred Stock (other than pursuant to equity incentive agreements with employees, consultants and service providers giving the Corporation the right to repurchase shares upon termination of services);

                        (vii) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, provided that this Section 5(b)(vi) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation; or

                        (viii)  change the principal business of the
Corporation.

        6. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.


                                      13.

                                                                    FILED
                                                             STATE OF WASHINGTON

                                                                 DEC 31 1997

                                                                 RALPH MUNRO
                                                              SECRETARY OF STATE



                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                     INTERNAP NETWORK SERVICES CORPORATION


     Pursuant to the provisions of RCW 23B.10 of the Washington Business Corporation Act, InterNAP Network Services Corporation, a Washington corporation, hereby adopts the following articles of amendment to its articles of incorporation:

     FIRST:  The name of the corporation is:

                     InterNAP Network Services Corporation

     SECOND: The first paragraph of Part C of Article II is hereby amended to read in its entirety as follows:

          (C) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The first series of Preferred Stock shall be designated "SERIES A PREFERRED STOCK" and shall consist of six million six hundred sixty-six thousand six hundred sixty-seven (6,666,667) shares. The second series of Preferred Stock shall be designated "SERIES B PREFERRED STOCK" and shall consist of thirteen million five-hundred thousand (13,500,000) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock and the Series B Preferred Stock are as set forth in this Part C of Article II.

     THIRD: The amendments do not provide for an exchange, reclassification or cancellation of any issued shares.

     FOURTH: The foregoing amendment of the articles of incorporation were adopted on December 29, 1997.

     FIFTH: The amendments were duly approved by the shareholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

     EXECUTED this 29th day of December, 1997.


                                   INTERNAP NETWORK SERVICES CORPORATION


                                   By /s/ ANTHONY C. NAUGHTIN
                                      ---------------------------
                                      Anthony C. Naughtin
                                      President

                                                                    FILED
                                                             STATE OF WASHINGTON

                                                                 OCT 28 1997

                                                                 RALPH MUNRO
                                                              SECRETARY OF STATE





                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                              INTERNAP CORPORATION


     Pursuant to the provisions of RCW 23B.10 of the Washington Business Corporation Act, InterNAP Corporation, a Washington corporation, hereby adopts the following articles of amendment to its articles of incorporation:

     FIRST: The name of the corporation is:

                              InterNAP Corporation


     SECOND: Article I of the articles of incorporation is amended to read in its entirety as follows:


                                   ARTICLE I

     "The name of the corporation is InterNAP NETWORK SERVICES CORPORATION (the "Corporation").


     THIRD: Part C of Article II of the articles of incorporation, setting forth the rights, preferences and restrictions of Preferred Stock, is amended to read in its entirety as set forth on Exhibit A and made a part hereof.


     FOURTH: The amendments do not provide for an exchange, reclassification or cancellation of any issued shares.


     FIFTH: The foregoing amendments of the articles of incorporation were adopted on October 27, 1997.

     SIXTH: The amendments were duly approved by the shareholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

     EXECUTED this 27th day of October, 1997.

                                        INTERNAP CORPORATION



                                        By /s/ ANTHONY C. NAUGHTIN
                                           -------------------------------------
                                           Anthony C. Naughtin
                                           President

                                   EXHIBIT A

             DECLARATION OF RIGHTS, PREFERENCES AND RESTRICTIONS OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK


     (C) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The first series of Preferred Stock shall be designated "SERIES A PREFERRED STOCK" and shall consist of six million six hundred sixty-six thousand six hundred sixty-seven (6,666,667) shares. The second series of Preferred Stock shall be designated "SERIES B PREFERRED STOCK" and shall consist of ten million nine hundred twenty-eight thousand forty-seven (10,928,047) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock and the Series B Preferred Stock are as set forth below in this Part C of Article II.

          1. DIVIDEND PROVISION. The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of eight percent (8%) per share per annum of the Original Series A Issue Price (as defined below) on each share of Series A Preferred Stock, and at the rate of eight percent (8%) per share per annum of the Original Series B Issue Price (defined below) on each share of Series B Preferred Stock, payable when, as and if declared by the Board of Directors. Dividends to holders of Series A Preferred Stock and Series B Preferred Stock shall be payable in preference and priority to any payment of any dividend on Common Stock of the Corporation. No dividends or distributions shall be made with respect to the Series A Preferred Stock or Common Stock, other than those payable solely in Common Stock, until all declared dividends on the Series B Preferred Stock have been paid or set apart. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until all declared dividends on the Series A Preferred Stock have been paid or set apart. Dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock unless declared by the Board of Directors.

          2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation (whether voluntary or involuntary), distributions to the stockholders of the Corporation shall be made in the following manner:

               a. The holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock or Common Stock by reason of their ownership of such stock, an amount equal to (i) $0.60 per share (the "Original Series B Issue Price") for each share of Series B Preferred Stock then held by them, adjusted for any combinations, consolidations, or stock distributions or declared but unpaid dividends on such shares. If the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payments to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. The right of holders of Series B Preferred Stock to receive a distribution pursuant to this Section 2(a) shall also apply to an event described in Section 2(d) below if so elected as provided therein, in which event the distribution to holders of Series B Preferred Stock shall be limited to the amount provided for in this paragraph (a).

               (b) Upon completion of the distribution required by Section 2(a) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to (i) $0.102 per share (the "ORIGINAL SERIES A ISSUE PRICE") for each share of Series A Preferred Stock then held by them, adjusted for any combinations, consolidations, or stock distributions or declared but unpaid dividends on such shares. If the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (c) Upon the completion of the distribution required by Sections 2(a) and (b) above the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock).

               (d) For purposes of this Section 2, unless otherwise agreed by the holders of a majority of the Series B Preferred Stock (voting as a single class), a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected primarily for the purpose of changing the domicile of the Corporation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation; or
(ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

               (e) In any of the events specified in Section 2(d) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability;

                         (A)  If traded on a securities exchange or the Nasdaq
National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing of such acquisition or sale;

                         (B)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing of such acquisition or sale; and

                              If there is no active public market, the value
shall be the fair market value thereof, as determined by the Corporation's Board of Directors.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined by the Corporation's Board of Directors.

                    (iii) The Corporation shall give each holder of record of Series B Preferred Stock written notice of any such impending acquisition or sale not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such acquisition or sale, whichever is earlier, and shall also notify such holders in writing of the final approval of such acquisition or sale. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock.

     3. CONVERSION. The holders of Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Subject to Section 3(c)(i), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price for the Series A Preferred Stock by the Conversion Price applicable to the Series A Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Subject to Section 3(c)(i), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Original Series B Issue Price for the Series B Preferred Stock by the Conversion Price applicable to the Series B Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be the Series A Original Issue Price and the initial Conversion Price per share of Series B Preferred Stock shall be the Series B Original Issue Price; provided, however, that the Conversion Price for each series of Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment as set forth in
Section 3(d), (e) and (g).

          (b)  AUTOMATIC CONVERSION.

               (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares (A) immediately upon the closing of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.20 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and which results in aggregate cash proceeds to the Corporation of not less than $7,000,000 (net of underwriting discounts and commissions), (B) on such date on which fewer than 1,333,333 Shares of Series A Preferred Stock remain outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations) or (C) on such date as is specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.


               (ii) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares (A) immediately upon the closing of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.20 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and which results in aggregate cash proceeds to the Corporation of not less than $7,000,000 (net of underwriting discounts and commissions), (B) on such date on which fewer than 2,185,609 Shares of Series B Preferred Stock remain outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations) or (C) on such date specified by written consent or agreement of the holders of sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Series B Preferred Stock.

                         (c)  MECHANICS OF CONVERSION.

                              (i)  Before any holder of Preferred Stock shall
be entitled to convert the same into shares of Common Stock pursuant to Section 3(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date and any declared and unpaid dividends on such shares being converted shall be paid promptly.

                   (ii) Upon the occurrence of an event specified in Section 3(b) above, all outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnity the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock or Series B Preferred Stock, as applicable, the holders of such Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for such Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends on such shares being converted shall be paid promptly.

               (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES.

                    (i) Special Definitions. For purposes of this Section 3(d), the following definitions shall apply:

                         (A)  "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(ii)(E)) by the Corporation after the Purchase Date) other than

                              (1)  Common Stock issued pursuant to a
transaction described in subsection 3(e)(i) hereof,

                              (2)  Shares of Common Stock issuable or issued to
employees, consultants, officers or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation,

                              (3)  Capital stock, or options or warrants to
purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors of the Corporation,

                              (4)  Shares of Common Stock or Preferred Stock
issuable upon exercise of warrants outstanding as of the date of filing of these Articles of Amendment to Articles of Incorporation,

                              (5)  Capital stock or warrants or options to
purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                              (6)  Shares of Common Stock issued upon
conversion of the Series A Preferred Stock or Series B Preferred Stock, and

                              (7)  Shares of Common Stock issued in a public
offering prior to or in connection with which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted to Common Stock.

                  (ii) Adjustment of Conversion Price. The Conversion Price of the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                         (A)  If the Corporation shall issued, after the date
upon which any shares of Series A Preferred Stock or Series B Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this clause (ii)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding plus the number of shares of such Additional Stock; provided that for the purposes of this subsection, all shares of Common Stock issuable upon exercise of outstanding options and warrants and/or upon conversion of outstanding convertible securities (including outstanding Preferred Stock), shall be deemed to be outstanding, and immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed to be outstanding.

                         (B)  No adjustment of the Conversion Price for the
Preferred Stock shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subparagraphs (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(ii) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                        (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                        (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                        (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(ii) and Section 3(e):

                              (1)   The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(ii)(C) and (d)(ii)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2)   The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each cash to be determined in the manner provided in Sections 3(d)(ii)(C) and (d)(iii)(D)).

               (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights, or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

               (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(ii)(E)(1) and
(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(ii)(E)(3) or (4).

          (e) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) In the event the Corporation should at any time or from time to time after the respective Purchase Dates of the Series A Preferred Stock and Series B Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 3(d)(ii)(E).

               (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (f) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3(e), then, in each such case for the purpose of this Section 3(f), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (g) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the applicable Conversion Price then in effect with respect to the Preferred Stock and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          (h) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

          (i)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for the Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

          (j) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these Articles of Incorporation.

          (l) NOTICES. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     4.   VOTING RIGHTS.

          (a) The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be convened) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (b) The holders of Preferred Stock shall have no class voting rights except as explicitly provided in these Articles of Incorporation.

     5.   PROTECTIVE PROVISIONS.

          (a) So long as at least 1,333,333 shares of Series A Preferred Stock are outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations), the Corporation shall not without first obtaining the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock amend or repeal a provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect such shares adversely.

          (b) So long as at least 2,185,609 shares of Series B Preferred Stock are outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalizations), the Corporation shall not without first obtaining the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock:

               (i) amend or repeal a provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect such shares adversely;

               (ii) take any other action that would alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect such shares adversely;

               (iii) authorize or issue capital stock that is, or reclassify and series of stock to be, senior to or on parity with the Series B Preferred Stock;

               (iv) increase or decrease the authorized number of shares of Series B Preferred Stock;

               (v) take any action that results in the redemption or repurchase of any shares of Common Stock or Preferred Stock (other than pursuant to equity incentive agreements with employees, consultants and service providers giving the Corporation the right to repurchase shares upon termination of services);

               (vi) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, provided that this Section 5(b)(vi) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation; or

               (vii) change the principal business of the Corporation.

     6. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be converted pursuant to
Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

                           ARTICLES OF INCORPORATION

                                       OF

                              INTERNAP CORPORATION

                                                                    FILED
                                                             STATE OF WASHINGTON
                                                                  SEP 04 1997
                                                                  RALPH MUNRO
                                                              SECRETARY OF STATE

     Anthony C. Naughtin hereby executes these Articles of Incorporation for the purpose of forming a corporation under Title 23B of the Revised Code of Washington, the Washington Business Corporation Act (the "Act").

                                   ARTICLE I

     The name of the corporation is INTERNAP Corporation (the "Corporation").

                                   ARTICLE II

     (A) AUTHORIZED CAPITAL. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Million (100,000,000) shares, each with a par value of $0.001 per share. Seventy Million (70,000,000) shares shall be Common Stock and Thirty Million (30,000,000) shares shall be Preferred Stock.

     (B) RIGHTS OF CLASSES GENERALLY. Except to the extent such rights are granted to Preferred Stock or one or more series thereof, Common Stock has unlimited voting rights and is entitled to receive the net assets of the Corporation upon dissolution. Except as provided in Part C of Article II, the preferences, limitations and relative rights of Preferred Stock are undesignated. Subject to the provisions of Part C, the Board of Directors may designate one or more additional series of Preferred Stock, and the designation and number of shares within each such series, and shall determine the preferences, limitations, and relative rights of any shares of Preferred Stock or any series of Preferred Stock, before issuance of any shares of that class or series. Shares of one class or series may be issued as a share dividend in respect to shares of another class or series.

     (C) RIGHTS, PREFERENCES AND RESTRICTIONS OF SERIES A PREFERRED STOCK. The first series of Preferred Stock shall be designated "SERIES A PREFERRED STOCK" and shall consist of six million six hundred sixty-six thousand six hundred sixty-seven (6,666,667) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Part C of Article II.

          1. DIVIDEND PROVISION. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of eight percent (8%) per share per annum of the Original Series A Issue Price (as defined below) on each share of Series A Preferred Stock payable when, as and if declared by the Board of Directors. Dividends to holders of Series A Preferred Stock shall be payable in preference and priority to any payment of any dividend on Common Stock of the Corporation. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until all declared dividends on the Series A Preferred Stock have been paid or set apart. Dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred Stock or Common Stock unless declared by the Board of Directors.

      2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation (whether voluntary or involuntary), distributions to the stockholders of the Corporation shall be made in the following manner:

            (a) The holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to (i) $0.102 per share (the "Original Series A Issue Price") for each share of Series A Preferred Stock then held by them, adjusted for any combinations, consolidations, or stock distributions or declared but unpaid dividends on such shares. If the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

            (b) Upon the completion of the distribution required by Section 2(a) above the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

      3. CONVERSION. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) RIGHT TO CONVERT. Subject to Section 3(c), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price for the Series A Preferred Stock by the Conversion Price applicable to the Series A Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be the Series A Original Issue Price; provided, however, that the Conversion Price for each series of Series A Preferred Stock shall be subject to adjustment as set forth in Section 3(d), (e) and (g).

               (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the earlier of (i) except as provided below in Section 3(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and which results in aggregate cash proceeds to the Corporation of not less than $7,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock.

               (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date; provided, however, in the event of an automatic conversion pursuant to Section 3(b), the conversion shall be deemed to have occurred on the date of the event giving rise to such conversion. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES.

                    (i) Special Definitions. For purposes of this Section 3(d), the following definitions shall apply:

                         (A)  "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(ii)(E)) by the Corporation after the Purchase Date) other than

                              (1)  Common Stock issued pursuant to a
transaction described in subsection 3(e)(i) hereof,

               (2) Shares of Common Stock issuable or issued to employees, consultants, officers or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation,

               (3) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions,

               (4) Shares of Common stock or Preferred Stock issuable upon exercise of warrants outstanding as of the date of filing of these Articles of Incorporation,

               (5) Capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

               (6) Shares of Common Stock issued upon conversion of the Series A Preferred Stock, and

               (7) Shares of Common Stock issued in a public offering prior to or in connection with which all outstanding shares of Series A Preferred Stock will be converted to Common Stock.

     (ii) Adjustment of Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

           (A) If the Corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date"), any Additional Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this clause (ii)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding plus the number of shares of such Additional Stock; provided that for the purposes of this subsection, all shares of Common Stock issuable upon exercise of outstanding options and warrants and/or upon conversion of outstanding convertible securities (including outstanding Preferred Stock), shall be deemed to be outstanding, and immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed to be outstanding.

           (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subparagraphs (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(ii) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(ii) and Section 3(e):

                         (1)  The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(ii)(C) and (d)(ii)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3(d)(ii)(C) and (d)(iii)(D)).

                         (3)  In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights, or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 3(d)(ii)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(ii)(E)(3) or (4).

          (e) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) In the event the Corporation should at any time or from time to time after the respective Purchase Dates of the Series A Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock

Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 3(d)(i)(E).

               (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (f) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3(e), then, in each such case for the purpose of this Section 3(f), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (g) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the applicable Conversion Price then in effect with respect to the Series A Preferred Stock and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          (h) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

            (i)   NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum of cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustments or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

            (j) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of the Series A Preferred Stock, such number of it shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these Articles of Incorporation.

                  (l)   NOTICES. Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

            4.    VOTING RIGHTS.

                  (a) The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be convened) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) Preferred Stock shall have no class voting except as explicitly provided in these Articles of Incorporation or by applicable law.

            5. PROTECTIVE PROVISIONS. So long as at least 2,000,000 shares of Series A Preferred Stock are outstanding (subject to adjustment for subsequent stock dividends, stock splits or recapitalization), the Corporation shall not without first obtaining the approval of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock amend or repeal a provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect such shares adversely.

            6. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.


                                  ARTICLE III

      (A) NO PREEMPTIVE RIGHTS. The stockholders of the Corporation shall have no preemptive rights to acquire additional shares of the Corporation.

      (B) NO CUMULATIVE VOTING. The stockholders of the Corporation shall not be entitled to cumulative voting at any election of directors.

     (C) ACTION BY CONSENT. Any action which may be authorized or approved by a vote of the stockholders at a meeting thereof may be taken with the written consent of stockholders holding that number of shares as could authorize or approve the action at a meeting of all stockholders entitled to vote on such action. Except as provided by statute, a notice describing the action taken and the effective date of such action shall be provided to each nonconsenting stockholder no later than ten (10) days prior to the effective date of any action approved pursuant to the preceding sentence.

     (D) APPROVAL BY MAJORITY VOTE. Unless these Articles of Incorporation provide for a greater voting requirement for any voting group of shareholders, any action which would otherwise require the approval of two-thirds of all the votes entitled to be cast, including without limitation the amendment of the Articles of Incorporation, the approval of a plan of merger or share exchange, the sale, lease, exchange or other disposition of all, or substantially all of the Corporation's property otherwise than in the usual and regular course of business, and the dissolution of the Corporation, shall be authorized if approved by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be case by that voting group.


                                   ARTICLE IV

     The initial board of directors shall consist of one director. The name and address of the person who is to serve as the initial director is:

               Anthony C. Naughtin
               2001 Sixth Avenue
               Suite 800
               Seattle, Washington 98121

     Except with respect to the initial board of directors, the number of directors constituting the board of directors shall be determined in the manner specified in the Bylaws. In the absence of such a provision in the Bylaws, the board shall consist of the number of directors constituting the initial board of directors.


                                   ARTICLE V

     A director of this Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omission that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating RCW 23B.08.310 of the Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the stockholders.

                                   ARTICLE VI

     The Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

     Any repeal or modification of this Article by the stockholders of this Corporation shall not adversely affect any right of any individual who is or was a director of the Corporation which existed at the time of such repeal or modification.


                                  ARTICLE VII

     The name and address of the Incorporator is as follows:

               Anthony C. Naughtin
               2001 Sixth Avenue
               Suite 800
               Seattle, Washington 98121


                                  ARTICLE VIII

     The name and address of the Corporation's registered agent is:

               RSC Corporation
               1201 Third Ave., Suite 3400
               Seattle, WA 98101


                                     *  *  *


     Executed at Seattle, Washington, on the 3rd day of September, 1997.




                                        /s/ ANTHONY C. NAUGHTIN
                                        ----------------------------------------
                                        Anthony C. Naughtin, Incorporator

                      CONSENT TO SERVE AS REGISTERED AGENT


     RSC Corporation hereby consents to serve as Registered Agent in the State of Washington for InterNAP CORPORATION. It understands that as agent for the corporation, it will be its responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of its resignation, or of any changes in the registered office address of the corporation for which it is agent.


     DATED: September 3, 1997.



                                        RSC CORPORATION



                                        By        /s/ PHILIP M. ROBERTS
                                          --------------------------------------
                                          Philip M. Roberts, President


                                        Address:

                                        1201 Third Avenue, Suite 3400
                                        Seattle, Washington 98101-3034